CUSIP No.	45071R109	13D	Page	11	of	33
EXHIBIT 1
AGREEMENT TO FILE JOINT
STATEMENTS ON SCHEDULE 13D
     THIS AGREEMENT is entered into as of the 2nd day of March, 2010 by and between Katelia Capital Group Ltd., a company organized under the laws of the British Virgin Islands (“Katelia Capital”); The Katelia Trust, a trust organized under the laws of the British Virgin Islands (the “Trust”); Butterfield Trust (Switzerland) Limited, a company organized under the laws of Switzerland (the “Trustee”); and Laurent Asscher, a French citizen (“Asscher”).
WITNESSETH
     WHEREAS, Katelia Capital, the Trust, the Trustee and Asscher may each be deemed to have beneficial ownership of more than five percent of the shares of the Common Stock of Ixia, a California corporation (the “Common Stock”), as of the date hereof;
     WHEREAS, the Common Stock has been registered by Ixia under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”);
     WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on Schedule 13D; and
     WHEREAS, Rule 13d-1(k) under the Act provides that, whenever two or more persons are permitted to file a statement on Schedule 13D with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
     Each of Katelia Capital, the Trust, the Trustee and Asscher hereby agrees, in accordance with Rule 13d-1(k) under the Act, to file jointly any and all statements and amended statements on Schedule 13D (the “Statements”) which may now or hereafter be required to be filed by them with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.
     Each of Katelia Capital, the Trust, the Trustee and Asscher hereby agrees that such Statements shall be filed jointly on behalf of each of them and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(k)(1) under the Act.
     This Agreement may be executed in counterparts which together shall constitute one agreement.

CUSIP No.	45071R109	13D	Page	12	of	33
     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.

KATELIA CAPITAL GROUP LTD.
By:	Pendragon Management, a Director

By:	/s/ Philippe Lenz
	Print Name:	Philippe Lenz
	Title:	Authorized Signatory

By:	/s/ James Parker
	Print Name:	James Parker
	Title:	Authorized Signatory

THE KATELIA TRUST
By:	Butterfield Trust (Switzerland) Limited, as Trustees

By:	/s/ Philippe Lenz
	Print Name:	Philippe Lenz
	Title:	Authorized Signatory

By:	/s/ James Parker
	Print Name:	James Parker
	Title:	Authorized Signatory

BUTTERFIELD TRUST (SWITZERLAND) LIMITED
By:	/s/ Philippe Lenz
	Print Name:	Philippe Lenz
	Title:	Authorized Signatory

By:	/s/ James Parker
	Print Name:	James Parker
	Title:	Authorized Signatory

/s/ Laurent Asscher
Laurent Asscher (signature)